Exhibit 99.1

                             Joint Filer Information

Names:   Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                       Joseph Edelman

Issuer and Ticker Symbol:               Miravant Medical Technologies (MRVT)

Date of Event requiring Statement:      June 16, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Miravant Medical Technologies.

PERCEPTIVE LIFE SCIENCES                     PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its
      investment advisor


By: /s/ Joseph Edelman                       By: /s/ Joseph Edelman
    -------------------------------              -------------------------------
Name:  Joseph Edelman                        Name:  Joseph Edelman
Title: Managing Member                       Title: Managing Member